Exhibit 10.2

WARNER MUSIC GROUP CORP. 2020 OMNIBUS INCENTIVE PLAN

Effective as of June 4, 2020

PURPOSES

This Warner Music Group Corp. 2020 Omnibus Incentive Plan, as may be amended from time to time (the “Plan”), has the following purposes:

(1) To further the growth, development and financial success of Warner Music Group Corp. (the “Company”) and its Subsidiaries (as defined herein), by providing additional incentives to employees, consultants and directors by allowing them to become owners of Company Common Stock, thereby benefiting directly from the growth, development and financial success of the Company and its Subsidiaries.

(2) To enable the Company and its Subsidiaries to obtain and retain the services of the type of employees, consultants and directors considered essential to the long-term success of the Company and its Subsidiaries by providing and offering them an opportunity to become owners of Company Common Stock pursuant to the Awards granted hereunder.

I

DEFINITIONS

Whenever the following terms are used in this Plan, they shall have the meanings specified below unless the context clearly indicates to the contrary. The singular pronoun shall include the plural where the context so indicates.

“Administrator” shall mean the Compensation Committee of the Board unless otherwise determined by the Board from time to time. In exercising its discretion hereunder, the Board shall endeavor to cause the Administrator to satisfy any requirements applicable to qualify for an exemption available under Rule 16b-3 promulgated under the Exchange Act or any other regulatory or administrative requirements that may be applicable with respect to Awards granted hereunder.

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person where “control” shall have the meaning given such term under Rule 405 of the Securities Act.

“Alternative Award” shall have the meaning set forth in Section 11.1.

“Alternative Performance Awards” shall have the meaning set forth in Section 11.2.

“Award” shall mean any Option, Restricted Stock, Restricted Stock Unit, Performance Award, SAR, Dividend Equivalent or other Stock-Based Award granted to a Participant pursuant to the Plan, including an Award combining two or more types of Awards into a single grant.

“Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing an Award, including through an electronic medium. The Administrator may provide for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the Participant’s acceptance of, or actions under, an Award Agreement unless otherwise expressly specified herein. In the event of any inconsistency or conflict between the express terms of the Plan and the express terms of an Award Agreement, the express terms of the Plan shall govern.

“Base Price” shall have the meaning set forth within the definition of “Stock Appreciation Right”.

“Board” shall mean the Board of Directors of the Company.

“Cause” with respect to any Participant, has the meaning set forth in an applicable Award Agreement.

“Change in Control” shall mean the first to occur of any of the following events after the Effective Date:

(a) the consummation of any transaction (or series of related transactions) in which any Person (other than the Company, any Affiliate of the Company, any employee benefit plan sponsored by the Company or any Affiliate of the Company or any Exempt Person) or more than one Person acting as a “group” (as defined in Section 13(d) of the Exchange Act) (other than a group that includes an Exempt Person) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the total fair market value or total voting power of the then outstanding shares of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) under the Exchange Act in the case of rights to acquire the Company’s securities), other than in a transaction (or series of related transactions) approved by the Board, provided that no Change in Control shall have occurred if, following the transaction, Exempt Persons collectively own 50% or more of either (a) the total fair market value or (b) total voting power of the outstanding shares of the Company; and

(b) the direct or indirect sale, transfer or other disposition (in one or a series of transactions) of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person (other than an Affiliate of the Company or an Exempt Person) or more than one Person acting as a group (other than a group that includes an Exempt Person);

(c) within any 12-month period, the individuals who were members of the Board at the beginning of such period (the “Incumbent Directors”) shall cease to constitute at least a majority of the Board, provided that any director elected or nominated for election to the Board by an Exempt Person or a majority of the Incumbent Directors still in office shall be deemed to be an Incumbent Director for purpose of this clause (c);

in each case, provided that, as to Awards subject to Section 409A of the Code the payment or settlement of which will occur by reason of the Change in Control, such event also constitutes a “change in control” within the meaning of Section 409A of the Code. In addition, notwithstanding the foregoing, (i) a “Change in Control” shall not be deemed to occur if the Company files for bankruptcy, liquidation or reorganization under the United States Bankruptcy Code or as a result of any restructuring that occurs as a result of any such proceeding and (ii) a Public Offering shall not constitute a Change in Control.

“Change in Control Price” shall mean the price per share of Company Common Stock paid in conjunction with any transaction resulting in a Change in Control. If any part of the offered price is payable other than in cash, the value of the non-cash portion of the Change in Control Price shall be determined in good faith by the Administrator as constituted immediately prior to the Change in Control.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Company” shall mean Warner Music Group Corp., a Delaware corporation, and any successor thereto.

“Company Common Stock” shall mean the common stock, par value $0.01 per share, of the Company and such other stock or securities into which such common stock is hereafter converted or for which such common stock is exchanged.

“Compensation Year” shall mean the period from one annual meeting of shareholders to the following annual meeting of shareholders.

“Competitive Activity” shall mean a Participant’s material breach of restrictive covenants relating to non-competition, non-solicitation (of customers or employees) or preservation of confidential information or other covenants having the same or similar scope, included in an Award Agreement or other agreement to which the Participant and the Company or any of its Affiliates is a party.

“Corporate Event” shall mean, as determined by the Administrator, any transaction or event described in Section 3.3(a) or any unusual or infrequently occurring transaction or event affecting the Company, any Subsidiary of the Company, or the financial statements of the Company or any of its Subsidiaries, or changes in applicable laws, regulations or accounting principles (including, without limitation, a recapitalization of the Company).

“Director” shall mean a member of the Board or a member of the board of directors of any Subsidiary.

“Disability” shall have the meaning set forth in Section 409A(a)(2)(c) of the Code, unless otherwise specified in an Award Agreement.

“Dividend Equivalent” shall mean the right to receive payments, in cash or in Shares, based on dividends paid with respect to Shares.

“Effective Date” shall have the meaning set forth in Section 12.7.

“Eligible Representative” for a Participant shall mean such Participant’s personal representative or such other person as is empowered under the deceased Participant’s will or the then applicable laws of descent and distribution to represent the Participant hereunder.

“Employee” shall mean any individual classified as an employee by the Company or one of its Affiliates.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Executive Officer” shall mean each person who is an officer or employee of the Company or any Affiliate and who is subject to the reporting requirements under Section 16(a) of the Exchange Act.

“Exempt Person” means AI Entertainment Holdings LLC and its Affiliates.

“Fair Market Value” of a Share as of any date of determination shall be (a) if the Company Common Stock is listed on any established stock exchange or a national market system, then the closing price on such date per Share as reported as quoted on such stock exchange or system or (b) if the Company Common Stock is not so listed, the value as determined by the Administrator in good faith, which determination shall be final, conclusive and binding on all parties.

“Good Reason” with respect to any Participant, has the meaning, if any, set forth in an applicable Award Agreement.

“Incentive Stock Option” shall mean an Option which qualifies under Section 422 of the Code and is expressly designated as an Incentive Stock Option in the Award Agreement.

“Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option.

“Non-U.S. Awards” shall have the meaning set forth in Section 2.5.

“Option” shall mean an option to purchase Company Common Stock granted under the Plan. The term “Option” includes both an Incentive Stock Option and a Non-Qualified Stock Option.

“Option Price” shall have the meaning set forth in Section 4.1.

“Outstanding Company Common Stock” shall have the meaning set forth in the definition of “Change in Control”.

“Outstanding Company Voting Securities” shall have the meaning set forth in the definition of “Change in Control”.

“Participant” shall mean any Service Provider who has been granted an Award pursuant to the Plan.

“Performance Award” shall mean Performance Shares, Performance Units and all other Awards that vest (in whole or in part) upon the achievement of specified Performance Goals, including, for clarity, Awards consisting solely of cash entitlements.

“Performance Award Conversion” shall have the meaning set forth in Section 11.2.

“Performance Cycle” shall mean the period of time selected by the Administrator during which performance is measured for the purpose of determining the extent to which a Performance Award has been earned or vested.

“Performance Goals” means the objectives established by the Administrator for a Performance Cycle pursuant to Section 6.5 for the purpose of determining the extent to which a Performance Award has been earned or vested.

“Performance Share” means an Award granted pursuant to Article VI of the Plan of a Share or a contractual right to receive a Share (or the cash equivalent thereof) upon the achievement, in whole or in part, of the applicable Performance Goals.

“Performance Unit” means a U.S. Dollar-denominated unit (or a unit denominated in the Participant’s local currency) granted pursuant to Article VI of the Plan, payable in cash or in Shares upon the achievement, in whole or in part, of the applicable Performance Goals.

“Person” shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or any other entity of whatever nature.

“Plan” shall have the meaning set forth in the preamble.

“Public Offering” shall mean the first day as of which (i) sales of Company Common Stock are made to the public in the United States pursuant to an underwritten public offering of the Company Common Stock led by one or more underwriters at least one of which is an underwriter of nationally recognized standing or (ii) the Administrator has determined that the Company Common Stock otherwise has become publicly traded for this purpose.

“Release” means a general release and waiver of claims in the form provided by the Administrator.

“Replacement Awards” shall mean Shares or Awards issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form or combination by the Company or any of its Subsidiaries.

“Restricted Stock” shall mean an Award granted pursuant to Section 5.1.

“Restricted Stock Unit” shall mean an Award granted pursuant to Section 5.2.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Service Provider” shall mean an Employee, consultant or Director.

“Share” shall mean a share of Company Common Stock.

“Stock Appreciation Right” or “SAR” shall mean the right to receive a payment from the Company in cash and/or Shares equal to the excess, if any, of the Fair Market Value of one Share on the exercise date over a specified price (the “Base Price”) fixed by the Administrator on the grant date (which specified price shall not be less than the Fair Market Value of one Share on the grant date).

“Stock-Based Award” shall have the meaning set forth in Section 7.1.

“Sub-plans” shall have the meaning set forth in Section 2.5.

“Subsidiary” shall mean any entity that is directly or indirectly controlled by the Company or any entity in which the Company directly or indirectly has at least a 50% equity interest.

“Termination of employment,” “termination of service” and any similar term or terms shall mean, with respect to a consultant or a Director who is not an Employee of the Company or any of its Affiliates, the date upon which such consultant ceases to provide services to the Company or its Affiliates or such Director ceases to be a member of the Board or of the board of directors of any Subsidiary and, with respect to an Employee, the date he or she ceases to be an Employee; provided that with respect to any Award subject to Section 409A of the Code, such terms shall mean “separation from service,” as defined in Section 409A of the Code and the rules, regulations and guidance promulgated thereunder. Unless otherwise determined by the Administrator, a “termination of employment” or “termination of service” shall not occur if an Employee or Director, immediately upon ceasing to provide services in such capacity, commences to or continues to provide services to the Company or any of its Affiliates in another of such capacities.

“Withholding Taxes” shall mean the federal, state, local or foreign income taxes, withholding taxes or employment taxes required to be withheld under applicable law, which shall be at a rate determined by the Company that is permitted under applicable tax withholding rules and that does not cause adverse accounting consequences.

II

ADMINISTRATION

2.1 Administrator. The Plan shall be administered by the Administrator.

2.2 Powers of the Administrator. The Administrator shall have the sole and complete authority and discretion to:

(a) determine the Fair Market Value;

(b) determine the type or types of Awards to be granted to each Participant;

(c) select the Service Providers to whom Awards may from time to time be granted hereunder;

(d) determine all matters and questions related to the termination of service of a Service Provider with respect to any Award granted to him or her hereunder;

(e) determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(f) approve forms of agreement for use under the Plan, which need not be identical for each Service Provider;

(g) determine the terms and conditions of any Awards granted hereunder (including, without limitation, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions and any restriction or limitation regarding any Awards or the Company Common Stock relating thereto) based in each case on such factors as the Administrator shall determine;

(h) prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to Sub-plans established for the purpose of satisfying applicable foreign laws;

(i) determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise or purchase price of an Award may be paid in, cash, Company Common Stock, other Awards, or other property, or an Award may be canceled, forfeited or surrendered;

(j) suspend or accelerate the vesting of any Award granted under the Plan or waive the forfeiture restrictions or any other restriction or limitation regarding any Awards or the Company Common Stock relating thereto;

(k) construe and interpret the terms of the Plan and Awards granted pursuant to the Plan; and

(l) make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.

Any determination made by the Administrator under the Plan, including, without limitation, under Section 3.3, shall be final, binding and conclusive on all Participants and other persons having or claiming any right or interest under the Plan. The Administrator’s determinations under the Plan need not be uniform and may be made by the Administrator selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

2.3 Delegation by the Administrator. The Administrator may delegate, subject to such terms or conditions or guidelines as it shall determine, to any officer or group of officers, or Director or group of Directors of the Company or its Affiliates any portion of its authority and powers under the Plan with respect to Participants who are not Executive Officers or non-employee directors of the Board; provided that any delegation to one or more officers of the Company shall be subject to and comply with applicable law.

2.4 Expenses, Professional Assistance, No Liability. All expenses and liabilities incurred by the Administrator in connection with the administration of the Plan shall be borne by the Company. The Administrator may elect to engage the services of attorneys, consultants, accountants or other persons. The Administrator, the Company and its officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. The Administrator (and its members) shall not be personally liable for any action, determination or interpretation made with respect to the Plan or the Awards, and the Administrator (and its members) shall be fully protected by the Company with respect to any such action, determination or interpretation.

2.5 Participants Based Outside the United States. To conform with the provisions of local laws and regulations, or with local compensation practices and policies, in foreign countries in which the Company or any of its Affiliates operate, but subject to the limitations set forth herein regarding the maximum number of shares issuable hereunder and the maximum award to any single Participant, the Administrator may (i) modify the terms and conditions of Awards granted to Employees employed outside the United States (“Non-U.S. Awards”), (ii) establish sub-plans with such modifications as may be necessary or advisable under the circumstances (“Sub-plans”) and (iii) take any action which it deems advisable to obtain, comply with or otherwise reflect any necessary governmental regulatory procedures, exemptions or approvals with respect to the Plan. The Administrator’s decision to grant Non-U.S. Awards or to establish Sub-plans is entirely voluntary, and at the complete discretion of the Administrator. The Administrator may amend, modify or terminate any Sub-plans at any time, and such amendment, modification or termination may be made without prior notice to the Participants. The Company, Affiliates and members of the Administrator shall not incur any liability of any kind to any Participant as a result of any change, amendment or termination of any Sub-plan at any time. The benefits and rights provided under any Sub-plan or by any Non-U.S. Award (x) are wholly discretionary and, although provided by either the Company or an Affiliate, do not constitute regular or periodic payments and (y) except as otherwise required under applicable laws, are not to be considered part of the Participant’s salary or compensation under the Participant’s employment with the Participant’s local employer for purposes of calculating any severance, resignation, redundancy or other end of service payments, vacation, bonuses, long-term service awards, indemnification, pension or retirement benefits, or any other payments, benefits or rights of any kind. If a Sub-plan is terminated, the Administrator may direct the payment of Non-U.S. Awards (or direct the deferral of payments whose amount shall be determined) prior to the dates on which payments would otherwise have been made, and determine if such payments may be made in a lump sum or in installments.

III

SHARES SUBJECT TO PLAN

3.1 Shares Subject to Plan.

(a) Subject to Section 3.3, the aggregate number of Shares which may be issued under this Plan shall be equal to 31,169,099 Shares, all of which may be issued in the form of Incentive Stock Options under the Plan. The Shares issued under the Plan may be authorized but unissued, or reacquired Company Common Stock. No provision of this Plan shall be construed to require the Company to maintain the Shares in certificated form. Unless the Administrator shall determine otherwise, (i) Awards may not consist of fractional shares and shall be rounded up to the nearest whole Share, and (ii) fractional Shares shall not be issued under the Plan (and shall instead also be rounded as aforesaid).

(b) If any Award or portion thereof under this Plan is for any reason forfeited, canceled, cash-settled, expired or otherwise terminated without the issuance of Shares, the Shares subject to such forfeited, canceled, cash-settled, expired or otherwise terminated Award, or portion thereof, shall again be available for grant under the Plan. If Shares are tendered or withheld from issuance with respect to an Award by the Company in satisfaction of any Option Price, Base Price or tax withholding or similar obligations, such tendered or withheld Shares shall again be available for grant under the Plan. Notwithstanding the foregoing, and except to the extent required by applicable law, Replacement Awards shall not be counted against Shares available for grant pursuant to this Plan.

3.2 Limitation on Non-Employee Director Awards. In any Compensation Year in respect of a non-employee Director’s service to the Company as a non-employee Director, the maximum value of Awards granted to such Director, and the maximum amount of cash paid to such Director, shall not exceed (i) in the case of such non-employee Director who is serving as the chairman of the Board, $800,000 and (ii) in the case of any other such Director, $700,000.

3.3 Changes in Company Common Stock; Disposition of Assets and Corporate Events.

(a) If and to the extent necessary or appropriate to reflect any stock dividend, extraordinary dividend, stock split or share combination or any recapitalization, merger, consolidation, exchange of shares, spin-off, liquidation or dissolution of the Company or other similar transaction affecting the Company Common Stock (each, a “Corporate Event”), the Administrator shall adjust the number of shares of Company Common Stock available for issuance under the Plan, any other limit applicable under the Plan with respect to the number of Awards that may be granted hereunder, and the number, class and exercise price (if applicable) or Base Price (if applicable) of any outstanding Award, and/or make such substitution, revision or other provisions or take such other actions with respect to any outstanding Award or the holder or holders thereof, in each case as it determines to be equitable. Without limiting the generality of the foregoing sentence, in the event of any such Corporate Event, the Administrator shall have the power to make such changes as it deems appropriate in (i) the number and type of shares or other securities covered by outstanding Awards, (ii) the prices specified therein (if applicable), (iii) the securities, cash or other property to be received upon the exercise, settlement or conversion of such outstanding Awards or otherwise to be received in connection with such outstanding Awards and (iv) any applicable Performance Goals. After any adjustment made by the Administrator pursuant to this Section 3.3, the number of shares subject to each outstanding Award shall be rounded down to the nearest whole number of whole or fractional shares (as determined by the Administrator), and (if applicable) the exercise price thereof shall be rounded up to the nearest cent.

(b) Any adjustment of an Award pursuant to this Section 3.3 shall be effected in compliance with Section 422 and 409A of the Code to the extent applicable.

3.4 Award Agreement Provisions. The Administrator may include such provisions and limitations in any Award Agreement as it shall determine, subject to the terms of the Plan.

3.5 Prohibition Against Repricing. Except to the extent (i) approved in advance by holders of a majority of the Shares entitled to vote generally in the election of directors or (ii) pursuant to Section 3.3 as a result of any Corporate Event or pursuant to Article XI in connection with a Change in Control, the Administrator shall not have the power or authority to reduce, whether through amendment or otherwise, the exercise price of any outstanding Option or Base Price of any outstanding SAR or to grant any new Award, or make any cash payment, in substitution for or upon the cancellation of Options or SARs previously granted and as to which the exercise price or Base Price thereof is in excess of the then-current Fair Market Value of Share.

IV

OPTIONS AND SARS

4.1 Grant of Options and SARs. The Administrator is authorized to make Awards of Options and/or SARs to any Service Provider in such amounts and subject to such terms and conditions as determined by the Administrator, consistent with the Plan. Any Incentive Stock Option granted under the Plan shall be designed to conform to the applicable provisions of Section 422 of the Code. SARs may be granted in tandem with Options or may be granted on a freestanding basis, not related to any Option. Excluding Replacement Awards, the per Share purchase price of the Shares subject to each Option (the “Option Price”) and the Base Price of each SAR shall be not less than 100% of the Fair Market Value of a Share on the date such Option or SAR is granted. Each Option and each SAR shall be evidenced by an Award Agreement.

4.2 Exercisability and Vesting; Exercise. Subject to the one-year minimum vesting requirement described below, each Option and SAR shall vest and become exercisable according to the terms and conditions as determined by the Administrator. Except as otherwise determined by the Administrator, SARs granted in tandem with an Option shall become vested and exercisable on the same date or dates as the Options with which such SARs are associated vest and become exercisable. SARs that are granted in tandem with an Option may only be exercised upon the surrender of the right to exercise such Option for an equivalent number of Shares, and may be exercised only with respect to the Shares for which the related Option is then exercisable. The Administrator shall specify the manner of and any terms and conditions of exercise of an exercisable Option or SAR, including but not limited to net-settlement, delivery of previously owned stock and broker-assisted sales.

4.3 Settlement of SARs. Upon exercise of a SAR, the Participant shall be entitled to receive payment in Shares, or such other form as determined by the Administrator, having an aggregate value equal to the Fair Market Value of one Share on the exercise date over the Base Price of such SAR; provided, however, that on the grant date, the Administrator may establish a maximum amount per Share that may be payable upon exercise of a SAR.

4.4 Expiration of Options and SARs. No Option or SAR may be exercised after the expiration of ten (10) years from the date the Option or SAR was granted, unless otherwise determined by the Administrator.

V

RESTRICTED STOCK AWARDS AND RESTRICTED STOCK UNIT AWARDS

5.1 Restricted Stock.

(a) Grant of Restricted Stock. The Administrator is authorized to make Awards of Restricted Stock to any Service Provider selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator. All Awards of Restricted Stock shall be evidenced by an Award Agreement.

(b) Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Administrator may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Administrator determines at the time of the grant of the Award or thereafter.

(c) Issuance of Restricted Stock. The issuance of Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine.

5.2 Restricted Stock Units. The Administrator is authorized to make Awards of Restricted Stock Units to any Service Provider selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator. Subject to the one-year minimum vesting requirement described below, restricted stock and restricted stock units will vest based on a period of service specified by the Administrator, the occurrence of specific events specified by our Administrator or both. For the avoidance of doubt, the Administrator may grant Restricted Stock Units that are fully vested and non-forfeitable when granted. At the time of grant, the Administrator shall specify the settlement date applicable to each grant of Restricted Stock Units. Unless otherwise provided in an Award Agreement, on the settlement date, the Company shall, subject to the terms of this Plan, transfer to the Participant one Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited.

5.3 Rights as a Stockholder. A Participant shall not be, nor have any of the rights or privileges of, a stockholder in respect of Restricted Stock Units awarded pursuant to the Plan unless and until the Shares attributable to such Restricted Stock Units have been issued to such Participant. Notwithstanding the foregoing, unless otherwise determined by the Administrator, the Restricted Stock Units awarded pursuant to the Plan will receive Dividend Equivalents settled in Shares in accordance with Article IX.

VI

PERFORMANCE AWARDS

6.1 Grant of Performance Awards. The Administrator is authorized to make Performance Awards to any Participant selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator. All Performance Shares and Performance Units shall be evidenced by an Award Agreement.

6.2 Issuance and Restrictions. The Administrator shall have the authority to determine the Participants who shall receive Performance Awards; the number of Performance Shares, the number and value of Performance Units; the cash entitlement of any Participant with respect to any Performance Cycle; and the Performance Goals applicable in respect of such Performance Awards for each Performance Cycle. The Administrator shall determine the duration of each Performance Cycle (the duration of Performance Cycles may differ from one another), and there may be more than one Performance Cycle in existence at any one time. An Award Agreement evidencing the grant of Performance Shares or Performance Units shall specify the number of Performance Shares and the number and value of Performance Units awarded to the Participant, the Performance Goals applicable thereto, and such other terms and conditions as the Administrator shall determine. Unless the Administrator shall determine otherwise, no Company Common Stock will be issued at the time an Award of Performance Shares is made. The Company shall not be required to set aside a fund for the payment of Performance Awards.

6.3 Earned Performance Awards. Subject to the one-year minimum vesting requirement described below, Performance Awards shall become earned, in whole or in part, based upon the attainment of specified Performance Goals or the occurrence of any event or events, as the Administrator shall determine or as set forth in an Award Agreement. In addition to the achievement of the specified Performance Goals, the Administrator may condition payment of Performance Awards on such other conditions as the Administrator shall determine. The Administrator may also provide in an Award Agreement for the completion of a minimum period of service (in addition to the one-year minimum and the achievement of any applicable Performance Goals) as a condition to the vesting of any Performance Award.

6.4 Rights as a Stockholder. A Participant shall not have any rights as a stockholder in respect of Performance Units awarded pursuant to the Plan (including, without limitation, the right to vote on any matter submitted to the Company’s stockholders) until such time as the Shares attributable to such Performance Units have been issued to such Participant or his or her beneficiary. Performance Units as to which Shares are issued prior to the end of the Performance Cycle shall, during such period, be subject to such restrictions on transferability and other restrictions as the Administrator may impose (including, without limitation, limitations on the right to vote such Shares or the right to receive dividends on such Shares). Notwithstanding the foregoing, unless otherwise determined by the Administrator, the Performance Awards awarded pursuant to the Plan will receive Dividend Equivalents settled in Shares in accordance with Article IX.

6.5 Performance Goals and Related Provisions. The Administrator shall establish the Performance Goals that must be satisfied in order for a Participant to receive an Award for a Performance Cycle or for a Performance Award to be earned or vested. The Administrator may provide for a threshold level of performance below which no amount of compensation will be paid and a maximum level of performance above which no additional amount of compensation will be paid under the Plan, and it may provide for the payment of differing amounts of compensation for different levels of performance. Performance Goals may be established on a Company-wide basis, with respect to one or more business units, divisions, Subsidiaries or products or based on individual performance measures, and may be expressed in absolute terms or relative to other metrics including internal targets or budgets, past performance of the Company, the performance of one or more similarly situated companies, performance of an index, outstanding equity or other external measures. In the case of earning-based measures, Performance Goals may include comparisons relating to capital (including but limited to, the cost of capital), shareholders’ equity, shares outstanding, assets or net assets, or any combination thereof. Performance Goals may also be subject to such other terms and conditions as the Administrator may determine appropriate. The Administrator may also adjust the Performance Goals for any Performance Cycle as it deems equitable in recognition of unusual or nonrecurring events affecting the Company; changes in applicable tax laws or accounting principles; other material extraordinary events such as restructurings; discontinued operations; asset write-downs; significant litigation or claims, judgments or settlements; acquisitions or divestitures; reorganizations or changes in the corporate structure or capital structure of the Company; foreign exchange gains and losses; change in the fiscal year of the Company; business interruption events; unbudgeted capital expenditures; unrealized investment gains and losses; and impairments or such other factors as the Administrator may determine.

6.6 Determination of Attainment of Performance Goals. As soon as practicable following the end of a Performance Cycle and prior to any payment or vesting in respect of such Performance Cycle, the Administrator (or its delegate pursuant to Section 3.3) shall determine the number of Performance Shares or other Performance Awards and the number and value of Performance Units or the amount of any cash entitlement, in each case that has been earned or vested.

6.7 Payment of Awards. Payment or delivery of Company Common Stock with respect to earned Performance Shares, earned Performance Units and earned cash entitlements shall be made to the Participant or, if the Participant has died, to the Participant’s Eligible Representative, as soon as practicable after the expiration of the Performance Cycle and the Administrator’s determination under Section 6.6 and (unless an applicable Award Agreement shall set forth one or more other dates) in any event no later than the earlier of (i) ninety (90) days after the end of the fiscal year in which the Performance Cycle has ended and (ii) ninety (90) days after the expiration of the Performance Cycle. The Administrator shall determine and set forth in the applicable Award Agreement whether earned Performance Shares and the value of earned Performance Units are to be distributed in the form of cash, Shares or in a combination thereof, with the value or number of Shares payable to be determined based on the Fair Market Value of the Company Common Stock on the date of the Administrator’s determination under Section 6.6 or such other date specified in the Award Agreement. The Administrator may, in an Award Agreement with respect to the Award or delivery of Shares, condition the vesting of such Shares on the performance of additional service.

6.8 Newly Eligible Participants. Notwithstanding anything in this Article VI to the contrary, the Administrator shall be entitled to make such rules, determinations and adjustments as it deems appropriate with respect to any Participant who becomes eligible to receive Performance Shares, Performance Units or other Performance Awards after the commencement of a Performance Cycle.

VII

OTHER STOCK-BASED AWARDS

7.1 Grant of Stock-Based Awards. Subject to the one-year minimum vesting requirement described below, the Administrator is authorized to make Awards of other types of equity-based or equity-related awards (collectively, “Stock-Based Awards”) not otherwise described by the terms of the Plan in such amounts and subject to such terms and conditions as the Administrator shall determine, including without limitation the payment of cash bonuses or other incentives in the form of Stock-Based Awards. Unless otherwise determined by the Administrator, all Stock-Based Awards shall be evidenced by an Award Agreement. Such Stock-Based Awards may be granted as an inducement to enter the employ of the Company, any Affiliate or any Subsidiary or in satisfaction of any obligation of the Company, any Affiliate or any Subsidiary to an officer or other key employee, whether pursuant to this Plan or otherwise, that would otherwise have been payable in cash or in respect of any other obligation of the Company. Such Stock-Based Awards may entail the transfer of actual Shares, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

VIII

MINIMUM VESTING REQUIREMENTS

8.1 Generally. No Award granted under the Plan may vest before the first anniversary of the date of grant, subject to certain accelerated vesting contemplated under the plan, with the exception of (i) Awards covering up to five percent (5%) of the number of Shares reserved for issuance under the Plan, (ii) Awards granted in replacement of Awards previously granted under the Plan or another long-term incentive plan of the Company or its Affiliate, (iii) Awards granted in connection with the assumption or substitution of awards as part of a corporate transaction, and (iv) Awards that may be settled only in cash.

IX

DIVIDEND EQUIVALENTS

9.1 Generally. Dividend Equivalents may be granted to Participants at such time or times as shall be determined by the Administrator. Dividend Equivalents may be granted in tandem with other Awards, in addition to other Awards, or freestanding and unrelated to other Awards. Notwithstanding the terms of this Section 9.1, no Dividend Equivalents shall be granted with respect to Options or SARs. The grant date of any Dividend Equivalents under the Plan will be the date on which the Dividend Equivalent is awarded by the Administrator, or such other date permitted by applicable laws as the Administrator shall determine. Dividend Equivalents may, at the discretion of the Administrator, be fully vested and non-forfeitable when granted or subject to such vesting conditions as determined by the Administrator; provided, that, unless the Administrator shall determine otherwise in an Award Agreement, Dividend Equivalents with respect to Awards shall not be fully vested until the Awards have been earned and shall be forfeited if the related Award is forfeited. Dividend Equivalents shall be evidenced in writing, whether as part of the Award Agreement governing the terms of the Award, if any, to which such Dividend Equivalent relates, or pursuant to a separate Award Agreement with respect to freestanding Dividend Equivalents, in each case, containing such provisions not inconsistent with the Plan as the Administrator shall determine, including customary representations, warranties and covenants with respect to securities law matters.

X

TERMINATION AND FORFEITURE

10.1 Termination. Except as provided in Article XI or in the applicable Award Agreement, or as determined by the Administrator, unvested awards granted under the Omnibus Incentive Plan will be forfeited upon a Participant’s termination of employment or service to the Company for any reason.

10.2 Forfeiture and Recoupment of Awards. Awards granted under this Plan (and gains earned or accrued in connection with Awards) shall be subject to such generally applicable policies as to forfeiture and recoupment (including, without limitation, upon the occurrence of material financial or accounting errors, financial or other misconduct or Competitive Activity) as may be adopted by the Administrator or the Board from time to time. Any such policies may (in the discretion of the Administrator or the Board) be applied to outstanding Awards at the time of adoption of such policies, or on a prospective basis only. Participants shall also forfeit and disgorge to the Company any Awards granted or vested and any gains earned or accrued due to the exercise of Options or SARs or the sale of any Company Common Stock to the extent required by applicable law or as required by any stock exchange or quotation system on which the Company Common Stock is listed or quoted, in each case in effect on or after the Effective Date, including but not limited to Section 304 of the Sarbanes-Oxley Act of 2002 and Section 10D of the Exchange Act and any regulations promulgated thereunder. For the avoidance of doubt, the Administrator shall have full authority to implement any policies and procedures necessary to comply with applicable law and/or the requirements of any stock exchange or quotation system on which the Company Common Stock is listed or quoted. The implementation of policies and procedures pursuant to this Section 10.2 and any modification of the same shall not be subject to any restrictions on amendment or modification of Awards.

10.3 Clawbacks. Awards shall be subject to any generally applicable clawback policy adopted by the Administrator, the Board or the Company that is communicated to the Participants or any such policy adopted to comply with applicable law.

XI

CHANGE IN CONTROL

11.1 Alternative Award. Unless otherwise provided in an Award Agreement, and other than with respect to the Performance Award Conversion, no cancellation, acceleration or other payment shall occur in connection with a Change in Control pursuant to Section 11.3 with respect to any Award or portion thereof as a result of the Change in Control if the Administrator reasonably determines in good faith, prior to the occurrence of the Change in Control, that such Award shall be honored or assumed, or new rights substituted therefor following the Change in Control (such honored, assumed or substituted award, an “Alternative Award”), provided that any Alternative Award must (i) give the Participant who held the Award rights and entitlements substantially equivalent to or better than the rights and terms applicable under the Award immediately prior to the Change in Control, including an equal or better vesting schedule and that Alternative Awards that are stock options have identical or better methods of payment of the exercise price thereof; (ii) have terms such that if a Participant’s employment is involuntarily terminated by the Company or its successor other than for Cause or, if such Participant’s Award Agreement includes a definition of “Good Reason,” by the Participant with Good Reason, in each case within the twelve (12) months following a Change in Control at a time when any portion of the Alternative Award is unvested, the unvested portion of such Alternative Award shall immediately vest in full and such Participant shall receive (as determined by the Board prior to the Change in Control) either (A) a cash payment equal in value to the excess (if any) of the fair market value of the stock subject to the Alternative Award at the date of exercise or settlement over the price (if any) that such Participant would be required to pay to exercise such Alternative Award or (B) publicly-traded shares or equity interests equal in value (as determined by the Administrator) to the value in clause (A) and (iii) comply with Section 409A of the Code and other applicable laws.

11.2 Performance Award Conversion. Unless otherwise provided in an Award Agreement, upon a Change in Control, then-outstanding Performance Awards shall be modified to remove any Performance Goals applicable thereto and to substitute, in lieu of such Performance Goals, vesting solely based on the requirement of continued service through, as nearly as is practicable, the date(s) on which the satisfaction of the Performance Goals would have been measured if the Change in Control had not occurred (or, if applicable, the later period of required service following such measurement date) (such Awards, the “Alternative Performance Awards”), with such service-vesting of the Alternative Performance Awards to accelerate upon the termination of service of the holder prior to such vesting date(s) thereof, if such termination of service satisfies the requirements of clause (ii) of Section 11.1. Unless otherwise determined by the Administrator, the number of Alternative Performance Awards shall be equal to (i) if less than 50% of the Performance Cycle has elapsed, the target number of Performance Awards pro rated based on the elapsed period of time between the grant date and the date of the Change in Control, and (ii) if 50% or more of the Performance Cycle has elapsed, a number of Performance Awards based on actual performance through the date of the Change in Control pro rated based on the elapsed period of time between the grant date and the date of the Change in Control (with the Administrator as constituted prior to the Change in Control making any determinations necessary to determine the pro rata number of Alternative Performance Awards and the vesting date(s) thereof). The conversion of the Performance Awards into Alternative Performance Awards is referred to herein as the “Performance Award Conversion.” Following the Performance Award Conversion, the Alternative Performance Awards shall either remain outstanding as Alternative Awards consistent with this Section 11.2 or shall be treated as provided in Section 11.3.

11.3 Accelerated Vesting and Payment. Except as otherwise provided in this Article XI or in an Award Agreement, upon a Change in Control:

(a) each vested and unvested Option or SAR shall be canceled in exchange for a payment equal to the excess, if any, of the Change in Control Price over the applicable Option Price or Base Price;

(b) the vesting restrictions applicable to all other unvested Awards (other than (x) freestanding Dividend Equivalents not granted in connection with another Award and (y) Performance Awards) shall lapse, all such Awards shall vest and become non-forfeitable and be canceled in exchange for a payment equal to the Change in Control Price;

(c) the Alternative Performance Awards shall be canceled in exchange for a payment equal to the Change in Control Price;

(d) all other Awards (other than freestanding Dividend Equivalents not granted in connection with another Award) that were vested prior to the Change in Control but that have not been settled or converted into Shares prior to the Change in Control shall be canceled in exchange for a payment equal to the Change in Control Price; and

(e) all freestanding Dividend Equivalents not granted in connection with another Award shall be cancelled without payment therefor.

To the extent any portion of the Change in Control Price is payable other than in cash and/or other than at the time of the Change in Control, Award holders under the Plan shall receive the same value in respect of their Awards (less any applicable exercise price, Base Price or similar feature) as is received by the Company’s stockholders in respect of their Company Common Stock (as determined by the Administrator), and the Administrator shall determine the extent to which such value shall be paid in cash, in securities or other property, or in a combination of cash and securities or other property, consistent with applicable law. To the extent any portion of the Change in Control Price is payable other than at the time of the Change in Control, the Administrator shall determine the time and form of payment to the Award holders consistent with Section 409A of the Code and other applicable laws. For avoidance of doubt, upon a Change in Control the Administrator may cancel Options and SARs for no consideration if the Fair Market Value of the Shares subject to such Options or such SARs is less than or equal to the Option Price of such Options or the Base Price of such SARs.

XII

OTHER PROVISIONS

12.1 Awards Not Transferable. Except as otherwise determined by the Administrator, no Award or interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law, by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Section 12.1 shall prevent transfers by will, by the applicable laws of descent and distribution or pursuant to the beneficiary designation procedures approved by the Company pursuant to Section 12.14 or, with the prior approval of the Company, estate planning transfers.

12.2 Amendment, Suspension or Termination of the Plan or Award Agreements.

(a) The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator; provided that without the approval by a majority of the shares entitled to vote at a duly constituted meeting of shareholders of the Company, no amendment or modification to the Plan may (i) except as otherwise expressly provided in Section 3.3, increase the number of Shares subject to the Plan or the individual Award limitations specified in Section 3.2; (ii) modify the class of persons eligible for participation in the Plan or (iii) materially modify the Plan in any other way that would require shareholder approval under applicable law. Except as otherwise expressly provided in the Plan, neither the amendment, suspension or termination of the Plan shall, without the written consent of the holder of the Award, adversely alter or impair any rights or obligations under any Award theretofore granted.

(b) The Administrator at any time, and from time to time, may amend the terms of any one or more existing Award Agreements, provided, however, that the rights of a Participant under an Award Agreement shall not be adversely impaired without the Participant’s written consent. The Company shall provide a Participant with notice of any amendment made to a Participant’s existing Award Agreement.

(c) No Award may be granted during any period of suspension nor after termination of the Plan, and in no event may any Award be granted under this Plan after the expiration of ten (10) years from the Effective Date.

12.3 Effect of Plan upon Other Award and Compensation Plans. The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company or any of its Affiliates. Nothing in this Plan shall be construed to limit the right of the Company or any of its Affiliates (a) to establish any other forms of incentives or compensation for Service Providers or (b) to grant or assume options or restricted stock other than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options or restricted stock in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

12.4 At-Will Employment. Nothing in the Plan or any Award Agreement hereunder shall confer upon the Participant any right to continue as a Service Provider of the Company or any of its Affiliates or shall interfere with or restrict in any way the rights of the Company or any of its Affiliates, which are hereby expressly reserved, to discharge any Participant at any time for any reason whatsoever, with or without Cause.

12.5 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

12.6 Conformity to Securities Laws. The Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated under any of the foregoing, to the extent the Company, any of its Affiliates or any Participant is subject to the provisions thereof. Notwithstanding anything herein to the contrary, the Plan shall be administered, and Awards shall be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and Awards granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

12.7 Term of Plan. The Plan shall become effective on the date first written above (the “Effective Date”) and shall continue in effect, unless sooner terminated pursuant to Section 12.2, until the tenth (10th) anniversary of the Effective Date. The provisions of the Plan shall continue thereafter to govern all outstanding Awards.

12.8 Governing Law. To the extent not preempted by federal law, the Plan shall be construed in accordance with and governed by the laws of the State of Delaware regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction.

12.9 Severability. In the event any portion of the Plan or any action taken pursuant thereto shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provisions had not been included, and the illegal or invalid action shall be null and void.

12.10 Governing Documents. In the event of any express contradiction between the Plan and any Award Agreement or any other written agreement between a Participant and the Company or any Affiliate that has been approved by the Administrator, the express terms of the Plan shall govern, unless it is expressly specified in such Award Agreement or other written document that such express provision of the Plan shall not apply.

12.11 Withholding Taxes. In addition to any rights or obligations with respect to Withholding Taxes under the Plan or any applicable Award Agreement, the Company or any Affiliate employing a Service Provider shall have the right to withhold from the Service Provider, or otherwise require the Service Provider or an assignee to pay, any Withholding Taxes arising as a result of grant, exercise, vesting or settlement of any Award or any other taxable event occurring pursuant to the Plan or any Award Agreement, including, without limitation, to the extent permitted by law, the right to deduct any such Withholding Taxes from any payment of any kind otherwise due to the Service Provider or to take such other actions (including, without limitation, withholding any Shares or cash deliverable pursuant to the Plan or any Award) as may be necessary to satisfy such Withholding Taxes.

12.12 Section 409A. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the adoption of the Plan. Notwithstanding any provision of the Plan to the contrary, in the event that following the adoption of the Plan, the Administrator determines that any Award may be subject to Section 409A of the Code and related regulations and Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the adoption of the Plan), the Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance or (c) comply with any correction procedures available with respect to Section 409A of the Code. Notwithstanding anything else contained in this Plan or any Award Agreement to the contrary, if a Service Provider is a “specified employee” as determined pursuant to Section 409A under any Company Specified Employee policy in effect at the time of the Service Provider’s “separation from service” (as determined under Section 409A) or, if no such policy is in effect, as defined in Section 409A of the Code, then, to the extent necessary to comply with, and avoid imposition on such Service Provider of any tax penalty imposed under, Section 409A of the Code, any payment required to be made to a Service Provider hereunder upon or following his or her separation from service shall be delayed until the first to occur of (i) the six-month anniversary of the Service Provider’s separation from service and (ii) the Service Provider’s death. Should payments be delayed in accordance with the preceding sentence, the accumulated payment that would have been made but for the period of the delay shall be paid in a single lump sum during the ten (10)-day period following the lapsing of the delay period. No provision of this Plan or an Award Agreement shall be construed to indemnify any Service Provider for any taxes incurred by reason of Section 409A (or timing of incurrence thereof), other than an express indemnification provision therefor.

12.13 Notices. Except as provided otherwise in an Award Agreement, all notices and other communications required or permitted to be given under this Plan or any Award Agreement shall be in writing and shall be deemed to have been given if delivered personally, sent by email or any other form of electronic transfer approved by the Administrator, sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, (i) in the case of notices and communications to the Company, to its current business address and to the attention of the Corporate Secretary of the Company or (ii) in the case of a Participant, to the last known address, or email address or, where the individual is an employee of the Company or one of its Subsidiaries, to the individual’s workplace address or email address or by other means of electronic transfer acceptable to the Administrator. All such notices and communications shall be deemed to have been received on the date of delivery, if sent by email or any other form of electronic transfer, at the time of dispatch or on the third business day after the mailing thereof.

12.14 Beneficiary Designation. Each Participant under the Plan may from time to time pursuant to procedures approved by the Company name any beneficiary or beneficiaries by whom any right under the Plan is to be exercised in case of such Participant’s death.